UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2024, Trevena, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it no longer complies with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Equity Standard”) or the alternative requirements of having a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years (the “Alternative Standards”). The Notice stated that the Company’s Form 10-K for the fiscal year ended December 31, 2023, reported stockholders’ equity of ($7,657,000) as of December 31, 2023, and that, as of April 5, 2024, the Company did not meet the Alternative Standards. The Notice has no immediate effect on the Company’s listing on The Nasdaq Capital Market.

As previously disclosed, on March 1, 2024, the Company received a letter from Nasdaq stating that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share required for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) and was not eligible for a second 180-day extension period because the Company did not comply with the $5,000,000 minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market (the “Original Notice”). In response to the Company’s request for an appeal hearing, on March 5, 2024, the Company received a letter from Nasdaq granting the Company’s request for a hearing on appeal and staying the delisting action noted in the Nasdaq’s letter pending a final decision by the Nasdaq Hearings Panel (the “Panel”) and the expiration of any additional extension period granted by the Panel following the hearing. The Panel hearing is scheduled for May 2, 2024, at 10:00 a.m. via video conference (the “Appeal Hearing”).

Nasdaq is providing the Company until the Appeal Hearing to submit all documentation and a plan to regain compliance with the Equity Standard and the Minimum Bid Price Requirement (collectively, the “Compliance Plan”). If the Compliance Plan is accepted, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Original Notice to regain compliance with the Equity Standard and Minimum Bid Price Requirement. If the Company does not timely submit a Compliance Plan or if such plan is not accepted, or if it is accepted and the Company does not regain compliance in the required timeframe, Nasdaq could provide notice that the Company’s common stock is subject to delisting.

At the Appeal Hearing, the Company intends to present its plan to regain compliance with the Minimum Bid Price Requirement and present its views with respect to the Company’s compliance with the Equity Standard. However, there can be no assurance that the Company will be able to regain or maintain compliance with the Minimum Bid Price Requirement or the Equity Standard, nor is there any assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq Capital Market or that the Company will be able to demonstrate compliance within any extension period that may be granted by the Panel.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the “Risk Factors” set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC and its subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: April 9, 2024	By:	/s/ Barry Shin
Barry Shin
Executive Vice President, Chief Operating Officer & Chief Financial Officer